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                                                                   EXHIBIT 10.20

                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 27th day of February, 1998 is entered into by Pennington Seed, Inc. of Delaware, a Delaware corporation (the "Company"), and Brooks Pennington III (the "Executive").

     WHEREAS, Executive was an executive and shareholder of Pennington Seed, Inc., a Georgia corporation ("PSI").

     WHEREAS, PSI has been acquired by Central Garden & Pet Company, a Delaware corporation ("Central"), pursuant to an Agreement and Plan of Reorganization dated as of February 17, 1998, pursuant to which PSI has been merged into the Company.

     WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company.

     In consideration of mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Term of Employment: Executive will be employed by the Company for a period of five (5) years, subject to termination as set forth below.

2. Title; Capacity: The Executive shall serve as President and Chief Executive Officer of the Company. He shall perform those duties and responsibilities assigned to him by the Board of Directors Company; provided, however, that Executive shall not be asked to perform any duties that are of a materially different type or nature than he was performing while he was an executive of PSI prior to its acquisition by Central. In no event shall the Company assign to Executive duties which would necessitate his relocation.

3. Salary: The Company will pay Executive a base, annualized salary of a maximum of $300,000 in accordance with Central's prevailing practices for executives of its wholly owned subsidiaries.

4. Benefits: Executive shall be furnished, at his request, every 24 months with a new automobile with a list price of not more than $20,000. All costs and expenses of operation, insurance and maintenance of automobile shall be paid by the Company. Executive shall be entitled to four weeks of paid vacation each year during the term of this Agreement. In addition to the foregoing, Executive shall receive fringe benefits and shall participate in bonus and other compensation and benefit programs on substantially the same terms and conditions as are generally available to other senior executives of Central and its subsidiaries.

5. Reimbursement of Expenses: The Company will reimburse Executive for all reasonable travel, entertainment and other expenses incurred or paid by the Executive in
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     connection with, or related to, the performance of his duties, responsibilities or services under this Agreement in accordance with the Company's policies, upon presentation by Executive of documentation, expense statements, vouchers, and/or other supporting information as the Company may request.

6. Incapacity: In the event that Executive becomes physically or mentally disabled or incapacitated such that it is the reasonable, good faith opinion of the Company that Executive is unable to perform the services required under this Agreement, then four (4) months after the onset of said physical or mental disability, this Agreement will terminate; provided however, that during this four (4) month period, Executive shall be entitled to the continuation of his compensation as provided by this Agreement; however such continued payments by the Company shall be integrated with any disability, workers' compensation, or other insurance payments received, such that the total amount does not exceed the compensation as provided by this Agreement. For purposes of this Agreement, physical or mental disability does not include any disability arising from alcoholism, drug abuse, or related issues.

7. Termination by the Company For Cause: The Company may terminate Executive for cause. If Executive is terminated for cause, he will receive only his compensation earned pro rata to the date of his termination. All other benefits including stock option vesting under Section 5 above will cease on the date of Executive's termination. Cause shall be defined as:

     (a)  An intentional act of fraud, embezzlement or theft;
     (b) An act or omission constituting negligence or misconduct which is materially injurious to the Company;
     (c) A material violation of the Noncompetition Agreement between the parties incorporated herein by reference;
     (d) A material violation of this Agreement by Executive, which is not cured within 30 days after written notice thereof; or
     (e)  Executive's death.

8. Confidential Business Information: The Company has and will continue to spend significant time, effort and money to develop proprietary information which is vital to the Company's business. In the course of Executive's employment with the Company, he will acquire certain proprietary information. Executive agrees that he will not disclose or utilize any confidential business information (not already otherwise made public or already in possession of the person to whom it was disclosed) or trade secrets to any competitor of the Company or any other person or entity outside the Company other than the agents representatives or consultants acting on behalf of the Company. Any confidential materials that come into Executive's

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     possession during his employment shall remain the exclusive property of the
     Company and shall be promptly returned to the Company upon any termination of employment.

9. Separability: Each provision of this Agreement is separable and independent of the other provisions. If any part of this Agreement is found to be invalid, the remainder shall be given full force and effect as permissible by law.

10. Complete Agreement: This Agreement constitutes the entire agreement between Executive and the Company regarding the subjects covered by this Agreement. No other agreement, understanding, statement or promise other than those contained in this Agreement is part of their employment agreement or will be effective. Any modification of this Agreement will be effective only if it is in writing and signed by the parties.

11. Governing Law: This Agreement will be governed and construed consistent with the laws of the State of Georgia

12. Notice: All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (except as may otherwise be specifically provided herein to the contrary) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or mailed by certified or registered mail with postage prepaid:


          (a)  If to the Company        Pennington Seed, Inc.
               Subsidiary to:           c/o Central Garden & Pet Company
                                        3697 Mt. Diablo Boulevard
                                        Lafayette, CA 94107-0933
                                        Attention: William E. Brown

               with a copy to:          Orrick, Herrington & Sutcliffe LLP
                                        The Old Federal Reserve Bank Building
                                        400 Sansome Street
                                        San Francisco, CA 94111
                                        Attention: John F. Seegal

          (b)  If to the                Brooks Pennington III
               Executive to:            Pennington Seed, Inc.
                                        1280 Atlanta Highway
                                        Madison, Georgia 30650

               with a copy to:          King & Spalding
                                        191 Peachtree Street
                                        Atlanta, Georgia 30308
                                        Attention: Michael J. Egan, III

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IN WITNESS WHEREOF, the parties hereto have executed this agreement the day and year first above written.



                                        BROOKS PENNINGTON III


                                             /s/ Brooks Pennington III
                                        -------------------------------------


                                        PENNINGTON SEED, INC. OF DELAWARE


                                             /s/ Neill J. Hines
                                        -------------------------------------

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